Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (as the same may be amended from time to time in accordance with its terms, this “Agreement”), dated as of January 10, 2024, is entered into by and between KKR Phorm Investors L.P. (the “Stockholder”), in such Person’s capacity as a stockholder of Transphorm, Inc., a Delaware corporation (the “Company”), and Renesas Electronics America Inc., a California corporation (“Parent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Travis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, the Company has informed Parent and the Stockholder that the Company Board has, prior to the execution and delivery of this Agreement, taken all actions so that the restrictions applicable to business combinations contained in Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) and any other “takeover” Law are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the transactions contemplated hereby (the “203 Approval”);

WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of (a) the number of shares of Company Common Stock set forth on Schedule A hereto under the heading “Subject Shares,” being all of the shares of Company Common Stock owned of record or beneficially by the Stockholder as of the date hereof and (b) any additional shares of Company Common Stock that the Stockholder may acquire record and/or beneficial ownership of after the date hereof (such shares of Company Common Stock, and in the case of clause (b) from and after the date of such acquisition only, the “Subject Shares”); and

WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement, Parent has requested that the Stockholder, and the Stockholder has agreed to, enter into this Agreement with respect to the Subject Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

VOTING AGREEMENT

Section 1.01 Voting Agreement.

(a) Beginning on the date hereof until the Expiration Date, the Stockholder hereby agrees, subject to the terms of this Agreement and the 203 Approval, to (i) vote or exercise its right to consent with respect to all Subject Shares that the Stockholder is entitled to vote at the time of any vote or action by written consent to adopt the Merger Agreement at any meeting of the Company Stockholders, and at any adjournment or postponement thereof, at which the Merger Agreement (or, subject to Section 1.01(d) and Section 5.04, any amended version thereof) is submitted for the consideration and vote of the Company Stockholders and (ii) vote in favor of the approval of any proposal to adjourn the meeting of the Company Stockholders to a later date or dates if there are not sufficient votes present for there to be a quorum or for the adoption of the Merger Agreement on the date on which such meeting is held. Beginning on the date hereof until the Expiration Date, the Stockholder hereby agrees that it will not vote any Subject Shares in favor of, or consent to, and will vote the Subject Shares against and not consent to, the approval of any (A) Acquisition Proposal, (B) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, or (C) corporate action the consummation of which would reasonably be expected to interfere with, prevent or delay the consummation of the transactions contemplated by the Merger Agreement.

(b) Beginning on the date hereof until the Expiration Date, at every meeting of the Company Stockholders at which any of the matters described in Section 1.01(a) is to be considered (and at every adjournment or postponement thereof), the Stockholder shall appear (in person, including virtually, or by proxy) at such meeting or otherwise cause each Subject Share to be counted as present for purposes of establishing a quorum.

(c) Beginning on the date hereof until the Expiration Date, the Stockholder shall execute and deliver (or cause the holders of record of the Subject Shares to execute and deliver), as promptly as reasonably practicable following receipt, any proxy card or voting instructions it receives that are sent by the Company to its stockholders soliciting proxies with respect to any matter described in Section 1.01(a), which shall be voted in the manner described in Section 1.01(a).

(d) Notwithstanding anything in this Agreement to the contrary, (i) the Stockholder shall not be required to vote (or cause to be voted) any of the Subject Shares to amend the Merger Agreement (including any schedule or exhibit thereto) in a manner that (A) (1) delays the payment of the Per Share Price or (2) imposes any additional restrictions or conditions on the payment of the Per Share Price, (B) imposes any additional conditions on the consummation of the Merger, (C) reduces the amount of or alters the kind of consideration to be paid to the holders of Company Common Stock in connection with the Merger, (D) impedes or delays the consummation of the Merger, or (E) from and after the adoption of the Merger Agreement by the holders of Company Common Stock, requires further approval of the Company Stockholders under the General Corporation Law of the State of Delaware (the “ DGCL”) and (ii) the Stockholder shall remain free to vote (or execute proxies with respect to) the Subject Shares with respect to any matter not covered by Section 1.01(a) in any manner the Stockholder deems appropriate.

(e) Proxies. Other than (i) for the purposes of voting the Subject Shares consistent with this Agreement, (ii) the granting of proxies to vote Subject Shares to an Affiliate of the Stockholder constituting a Permitted Transfer (as defined below), and (iii) the granting of proxies to vote Subject Shares with respect to the election of directors, ratification of the appointment of the Company’s auditors at the Company’s annual meeting or special meeting of stockholders, and other routine matters at the Company’s annual meeting or any special meeting, in either case, to the extent such matters are not inconsistent with the obligations contemplated by this Agreement, the Stockholder shall not, directly or indirectly, grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to the voting of any of the Subject Shares.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE

STOCKHOLDER

The Stockholder represents and warrants to Parent that:

Section 2.01 Corporate Authorization; Binding Agreement. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby are within the organizational powers of the Stockholder and have been duly authorized by all necessary action on the part of the Stockholder. This Agreement constitutes a legal valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations. Other than as provided in the Merger Agreement and except for any filings by the Stockholder with the U.S. Securities and Exchange Commission (the “SEC”), the execution, delivery and performance by the Stockholder of this Agreement does not require any action by or in respect of, or any notice, report or other filing by the Stockholder with or to, or any consent, registration, approval, permit or authorization from, any Governmental Authority, other than any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise adversely impact the Stockholder’s ability to perform its obligations hereunder.

Section 2.02 Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and the performance of its obligations contemplated hereby do not and will not (a) violate the certificate of formation or limited partnership agreement of the Stockholder, (b) violate any Law applicable to the Stockholder, (c) require any consent, payment, notice to, or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Stockholder is entitled under any provision of any agreement or other instrument binding on the Stockholder, or (d) result in the creation or imposition of any lien on any asset of the Stockholder, except, with respect to clauses (b), (c) and (d), as would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise adversely impact the Stockholder’s ability to perform its obligations hereunder.

Section 2.03 Ownership of Shares. The Stockholder is the beneficial owner of, and has sole voting control over, the Subject Shares, free and clear of any liens or restrictions on the right to vote or otherwise dispose of the Subject Shares. The Stockholder has, and will have at all times during the term of this Agreement, the right to vote and direct the vote of, and to dispose of and direct the disposition of, the Subject Shares, and there are no Contracts obligating the Stockholder to Transfer (as defined below), or cause to be Transferred, any of the Subject Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. Except for this Agreement, none of the Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney that is inconsistent with the Stockholder’s obligations pursuant to this Agreement.

Section 2.04 Total Shares. As of the date hereof, except for the Subject Shares and other Company Securities set forth on Schedule A hereto, the Stockholder does not beneficially own any Company Securities.

Section 2.05 No Other Representations. The Stockholder acknowledges and agrees that other than the representations expressly set forth in this Agreement, Parent has not made, and is not making, any representations or warranties to the Stockholder with respect to Parent, the Merger Agreement or any other matter. The Stockholder hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

Section 2.06 Absence of Litigation. The Stockholder represents that there is no Legal Proceeding pending or, to the knowledge of the Stockholder, threatened against or affecting (a) the Stockholder or any of the Subject Shares or (b) any of the Stockholder’s controlled Affiliates or any of their respective properties or assets, in each case before (or, in the case of threatened Legal Proceedings, that would be before) or by any Governmental Authority or arbitrator that would in either case reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise materially and adversely impact the Stockholder’s ability to perform its obligations hereunder or on a timely basis; provided that the Stockholder makes no representations or warranties regarding any Legal Proceeding involving the Company or relating to the Merger Agreement.

Section 2.07 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder in the Stockholder’s capacity as such.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Stockholder as follows:

Section 3.01 Corporation Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.

Section 3.02 No Other Representations. Parent acknowledges and agrees that other than the representations expressly set forth in this Agreement, the Stockholder has not made, and is not making, any representations or warranties to Parent with respect to the Stockholder, the Merger Agreement or any other matter. Parent hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

ARTICLE 4

COVENANTS OF THE STOCKHOLDER

The Stockholder hereby agrees that:

Section 4.01 No Proxies for or Encumbrances on Subject Shares.

(a) Except as otherwise provided by this Agreement or as contemplated by the Merger Agreement, the Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (a) grant any proxies, powers of attorney or any other authorizations or consents, or enter into any voting trust or other agreement or arrangement with respect to the voting of any Subject Shares, (b) sell, assign, transfer or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer or other disposition of (including by gift, and whether by merger, by tendering into any tender or exchange offer, by operation of law or otherwise, including pursuant to any derivative transaction), any Subject Shares (or any beneficial ownership therein or portion thereof) during the term of this Agreement or consent to any of the foregoing, or (c) otherwise permit any lien or encumbrance to be created on any of the Subject Shares, except for such liens or encumbrances as would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise adversely impact the Stockholder’s ability to perform its obligations hereunder (each of (a), (b) and (c), a “Transfer”); provided that nothing herein shall prohibit a Transfer of Subject Shares to an Affiliate of the Stockholder (a “Permitted Transfer”); provided further, that, any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to assume all of the obligations of the Stockholder under, and be bound by the terms of, this Agreement, by executing and delivering a joinder agreement in form and substance reasonably satisfactory to Parent and the Company. Any Transfer in violation of this Section 4.01 shall be null and void ab initio. The Stockholder hereby agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any Person to which legal or beneficial ownership shall pass, whether by operation of law or otherwise including its successors or permitted assigns, and if any involuntary Transfer of any of the Subject Shares shall occur (including a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold the Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement as the Stockholder for all purposes hereunder. The Stockholder authorizes the Company to impose stop orders to prevent the Transfer of any of the Subject Shares in violation of this Agreement. For the avoidance of doubt, any direct or indirect transfer of equity or other interests in the Stockholder by its equityholders will not constitute a Transfer.

(b) In the event that the Stockholder intends to undertake a Permitted Transfer during the term of this Agreement of any Subject Shares, the Stockholder shall provide prior notice thereof to the Company and Parent, and Parent shall authorize the Company to, or authorize the Company to instruct its transfer agent to, (i) lift any stop order in respect of the Subject Shares to be so Transferred in order to effect such Permitted Transfer only upon receipt of written certification by Parent and the Company that the written joinder agreement entered into by the transferee agreeing to be bound by this Agreement pursuant to Section 4.01(a) is reasonably satisfactory to Parent and the Company and (ii) re-enter any stop order in respect of the Subject Shares to be so Transferred upon completion of the Permitted Transfer.

Section 4.02 Directors. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a designee of the Stockholder who is a director of the Company from acting in such capacity or fulfilling the obligations of such office (including, for the avoidance of doubt, exercising his or her fiduciary duties), including by voting, in his or her capacity as a director of the Company, in such designee’s sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a Company Stockholder), including with respect to Section 5.4 of the Merger Agreement. In this regard, any such designee of the Stockholder shall not be deemed to make any agreement or understanding in this Agreement in the Stockholder’s designee’s capacity as a director of the Company. The representations, warranties and covenants made herein by the Stockholder are made solely with respect to the Stockholder and the Subject Shares. This Agreement shall not limit, affect or prohibit, or be construed to limit, affect or prohibit, any actions taken, or required or permitted to be taken, by any Representative of the Stockholder or any of its Affiliates in any other capacity (other than as a Company Stockholder), including, if applicable, as a director of the Company or any of its Subsidiaries, and any actions taken whatsoever, or failure to take any actions whatsoever, by any of the foregoing persons in such capacity as a director of the Company or any of its Subsidiaries shall not be deemed to constitute a breach of this Agreement.

Section 4.03 Appraisal Rights. The Stockholder hereby irrevocable waives and agrees not to exercise any rights (including under Section 262 of the DGCL) it may have to demand appraisal, dissent or any similar or related matter with respect to any Subject Shares that may arise with respect to the Merger. Notwithstanding the foregoing, (a) nothing in this Section 4.03 shall constitute, or be deemed to constitute, a waiver or release by the Stockholder of any claim or cause of action against Parent to the extent arising out of a breach of this Agreement by Parent and (b) the waiver contained in this Section 4.03 shall be of no force or effect in the event this Agreement is terminated.

Section 4.04 Actions. The Stockholder hereby agrees not to commence or pursue any Legal Proceeding or claim, whether derivative or otherwise, against Parent, the Company or any of their respective Affiliates, or their respective boards of directors or members thereof or officers, relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, or the consummation of the transactions contemplated thereby, including any such claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby, and the Stockholder hereby agrees to take all actions necessary to opt out of any class in any class action relating to the foregoing; provided that the foregoing shall not limit any actions taken by the Stockholder in response to any claims commenced against the Stockholder or its Representatives; provided further that this Section 4.04 shall not be deemed a waiver of any rights of the Stockholder or its Affiliates for any breach of this Agreement by Parent or any of its Affiliates.

Section 4.05 Adverse Actions. The Stockholder hereby agrees that the Stockholder shall not, at any time prior to the Expiration Date enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

Section 4.06 Adjustments. In the event of any stock split, stock dividend or distribution, reorganization, recapitalization, readjustment, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares, then the terms of this Agreement shall apply to the Company Securities received in respect of the Subject Shares by the Stockholder immediately following the effectiveness of the events described in this Section 4.06, as though they were Subject Shares hereunder.

Section 4.07 Disclosure.

(a) The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder’s identity and holding of the Subject Shares, the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that Parent or the Company reasonably determines is required to be disclosed by applicable Law (including stock exchange rules), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, in each case, to the extent required by applicable Law (including stock exchange rules). The Stockholder acknowledges that Parent, Merger Sub and the Company may file this Agreement or a form hereof with the SEC or any other Governmental Authority. Prior to making any disclosure or filing pursuant to this Section 4.07(a), Parent, Merger Sub and the Company shall provide the Stockholder with a reasonable amount of time to review and comment on any such disclosure or filing and will consider in good faith any reasonable comments made by the Stockholder with respect thereto.

(b) The Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent and the Company (not to be unreasonably withheld, conditioned or delayed), except (x) as may be required by applicable Law (including stock exchange rules, including an amendment to its Schedule 13D relating to the Company) or that is required by any Governmental Authority or under any subpoena, civil investigative demand or other similar process by a court having jurisdiction over the Stockholder or any of its Affiliates or (y) ordinary course disclosure and communication to existing or prospective general or limited partners, equity holders, members, managers, directors, officers, employees, investors, investment committees and similar bodies and auditors of the Stockholder or any Affiliate of the Stockholder or any such other Person, in each case, who are subject to customary confidentiality restrictions.

Section 4.08 No Solicitation. Subject in all cases to Section 4.02, the Stockholder agrees that it will not knowingly, and will not direct or instruct any investment banker, attorney or other advisor or other Representative to act on the Company’s or the Stockholder’s behalf to, take any action of a type described in clauses (i)-(vi) of Section 5.4(a) of the Merger Agreement to the extent that the Company, its Subsidiaries or their respective Representatives are prohibited from taking such action pursuant to Section 5.4 of the Merger Agreement. Notwithstanding the foregoing, none of the provisions of this Section 4.08 will in any way limit the activities of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) or any Affiliate of KKR that is not the Stockholder (including any portfolio company or other operating company in which any Affiliate of, or any investment vehicle sponsored by, KKR or its Affiliates, including the Stockholder, has a direct or indirect investment), unless the Stockholder affirmatively directs or instructs any such Person to take any such prohibited actions on the Stockholder’s behalf.

ARTICLE 5

MISCELLANEOUS

Section 5.01 Other Definitional and Interpretative Provisions.

The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Schedules are to Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and, if applicable, to any rules, regulations or interpretations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” means a party or the parties to this Agreement unless the context otherwise requires. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and each has been represented by counsel of its choosing and, in the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement. Further, prior drafts of this Agreement or the Merger Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or the Merger Agreement will not be used as an aide of construction or otherwise constitute evidence of the intent of the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of any such prior drafts.

Section 5.02 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to exercise any power or authority to direct the Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

Section 5.03 Notices. All notices, requests and other communications to any party hereunder must be in writing and will be deemed properly delivered, given and received using one or a combination of the following methods: (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) immediately upon delivery by hand; or (d) on the date sent by email (except that notice given by email will not be effective unless either (i) a duplicate copy of such email notice is given by one of the other delivery methods described in this Section 5.03 reasonably promptly but otherwise without regard to the time periods specified in such other clauses or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 5.03 (excluding “out of office” or other automated replies)). All notices, requests and other communications hereunder shall be delivered to the address or email address set forth beneath the name of such party below (or to such other such other address or email address as such party may hereafter specify for the purpose by notice in accordance with this Section 5.03 to the other parties hereto):

if to Parent, to:

Renesas Electronics America Inc., c/o Renesas Electronics Corporation 3-2-24, Toyosu, Koto-ku Tokyo 135-0061, Japan
Attn:	General Counsel
Email:	[***]
with a copy (which will not constitute notice) to:

Goodwin Procter LLP 520 Broadway, Suite 500
Santa Monica, CA 90401
Attn:	Jon A. Olsen
Jean A. Lee
Email:	jolsen@goodwinlaw.com jeanlee@goodwinlaw.com

if to the Stockholder, to:

KKR Phorm Investors L.P. 30 Hudson Yards, Suite 7500
New York, NY 10001
Attn:	[***]
Email:	[***]

with a copy (which will not constitute notice) to:

Jones Day 250 Vesey Street
New York, NY 10281
Attn: Andrew M. Levine; Julia V.S. Feldman
Email: amlevine@jonesday.com; jfeldman@jonesday.com

Section 5.04 Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which either Parent or the Company provides notice to the other of termination of the Merger Agreement in accordance with its terms (or, if earlier, the date on which the Merger Agreement is otherwise terminated), (iii) the mutual termination of this Agreement by written agreement of each party to this Agreement, (iv) the effectiveness of an amendment to the Merger Agreement of the type described in clauses (A)(2), (B) and (C) of Section 1.01(d)(i), and (v) the occurrence of any Company Board Recommendation Change (any such date under clauses (i) through (v) being referred to herein as the “Expiration Date”). Notwithstanding the foregoing, the provisions set forth in this Article V shall survive the termination of this Agreement.

Section 5.05 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

Section 5.07 Governing Law. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the applicable of the Laws of another jurisdiction.

Section 5.08 Jurisdiction. Each party hereto (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets as may be permitted by applicable Law, but nothing in this Section 5.08 will affect the right of any party to serve legal process in any other manner permitted by applicable Law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court, (d) agrees that any Legal Proceeding arising in connection with this Agreement will be brought, tried and determined only in the Chosen Courts, (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (f) agrees that it will not bring any Legal Proceeding relating to this Agreement in any court other than the Chosen Courts. Each party agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

Section 5.09 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

Section 5.10 Counterparts; Effectiveness. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense.

Section 5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby, taken as a whole, is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.12 Specific Performance. Subject to Section 5.13, the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and that money damages, even if available, would not be an adequate remedy, and that the parties shall be entitled (without proof of actual damages and without being required to prove that money damages are an inadequate remedy) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 5.08, in addition to any other remedy to which they may be entitled at law or in equity. Subject to Section 5.13, the parties acknowledge and agree that the Company shall have the right, as an express third party beneficiary to this Agreement, to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement by the parties hereto. The parties further agree to (a) waive any requirement for the securing or posting of any bond in connection with such remedy, and that such remedy shall be in addition to any other remedy to which a party is entitled at law or in equity and (b) not assert that a remedy of specific performance or an injunction is unenforceable, invalid, contrary to law or inequitable for any reason.

Section 5.13 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling Persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling Person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate or any of the foregoing (each, a “Non- Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages for breach of this Agreement from, any Non-Recourse Party.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

RENESAS ELECTRONICS AMERICA INC.

By:	/s/ Sailesh Chittipeddi
Name: Sailesh Chittipeddi
Title: President

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

KKR PHORM INVESTORS L.P.

By: KKR Phorm Investors GP LLC, its general partner

By:	/s/ David Welsh
Name: David Welsh
Title: Vice President

[Signature Page to Voting and Support Agreement]

Exhibit A

Subject Shares

24,411,968 shares of Company Common Stock

Other Company Securities

Company Warrants with respect to 312,500 shares of Company Common Stock

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